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                                                                    EXHIBIT 10.7

                              JEFFERIES GROUP, INC.

                           DEFERRED COMPENSATION PLAN

     WHEREAS, in recognition of the success provided to the Company by certain Employees, the Company desires to establish a deferred compensation plan to enable those Employees to defer the payment of all or a portion of the compensation otherwise payable in cash by the Company;

     NOW, THEREFORE, effective January 1, 2001, the Company adopts the Plan, as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definitions: Whenever used in this Plan:

          (a) "Accounts" shall mean the separate bookkeeping accounts established under the Plan for each Participant.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Change of Control" shall mean the first to occur of any of the following events after the effective date of the Plan:

               (i) any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company, or

               (ii) the shareholders of the Company (A) approve a definitive agreement to merge or consolidate the Company with or into another corporation, with the result that shareholders of the Company immediately prior to such merger or consolidation own stock of the merged or consolidated corporation immediately after such merger or consolidation that represents 50% or less of the total combined voting power of all classes of stock of the merged or consolidated corporation that are entitled to vote, or (B) approve a definitive agreement to sell or otherwise dispose of all or substantially all of its assets, or (C) adopt a plan of liquidation, or

               (iii) during any period of three or fewer consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved).



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          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" shall mean the Compensation Committee of the Board.

          (f) "Company" shall mean Jefferies Group, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (g) "Compensation" shall mean all cash remuneration payable to an Employee by the Company, including salary, bonus awards, commissions, and sign-on bonus awards, but excluding payments made to any Employee for a period during which the Employee is determined to have a Disability.

          (h) "Date of Grant" shall mean the date on which an Option is credited to a Participant's Equity Subaccount pursuant to Section 3.4.

          (i) "Deferral Period" shall mean, with respect to each Account of a Participant, the five-year period beginning on the first day of the Plan Year with respect to which the Account was established; subject, however, to any extension in accordance with Section 3.6.

          (j) "Deferred Shares" shall mean Shares or Restricted Shares during the applicable Deferral Period.

          (k) "Disability" shall mean a physical or mental impairment that would entitle the Participant to receive benefits under the Company's long term disability program, as determined by the Committee in its sole discretion. The Committee may, in its sole discretion, require a medical examination performed by a physician at the expense of the Company, as a condition to any determination of Disability.

          (l) "Employee" shall mean any individual employed by the Company, Jefferies & Company, Inc., and any subsidiary designated by the Committee.

          (m) "Equity Subaccount" shall mean the portion of a Participant's Account deemed to comprise Options, Restricted Shares and Deferred Shares.

          (n) "Equity Unit" shall mean three Restricted Shares and an Option for one Share; provided, however, that if the number of Equity Units credited to Participants in accordance with Section 3.4 exceeds the maximum number of Options made available for the Plan by the Committee for that Plan Year, Equity Units credited after such maximum number of Options has been exceeded shall comprise three Restricted Shares for the remainder of the Plan Year.

          (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.


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          (p) "Fair Market Value" shall mean the closing sale price of a Share on the composite tape of New York Stock Exchange on the relevant valuation date or Date of Grant, or if Shares are not traded on such date, on the last date on which Shares are traded preceding such valuation date or Date of Grant.

          (q) "Investment Subaccount" shall mean the portion of the Participant's Account that is not his or her Equity Subaccount.

          (r) "Option" shall mean an option to purchase Shares pursuant to
Article V.

          (s) "Participant" shall mean an Employee who has satisfied the requirements of Section 2.1.

          (t) "Plan" shall mean the Jefferies Group, Inc. Deferred Compensation Plan, as set forth herein and as amended from time to time.

          (u) "Plan Quarter" shall mean a calendar quarter ending on March 31, June 30, September 30, or December 31.

          (v) "Plan Year" shall mean the calendar year.

          (w) "Restricted Period" shall mean the period ending on the last day of the third consecutive Plan Year for which a Participant defers Compensation pursuant to Section 3.1; provided, however, that if a Participant ceases to defer Compensation by reason of Disability, the Participant shall be treated as if such deferrals have not ceased for the duration of such Disability for purposes of determining the end of the Restricted Period.

          (x) "Restricted Share" shall mean a contingent right, credited pursuant to Section 3.4, to receive delivery of a Share at the end of the Deferral Period. A Participant credited with a Restricted Share has no rights of a shareholder until delivery of a Share has been effected.

          (y) "Retirement Age" shall mean the age at which an Employee's age plus his years of service equals 65. For this purpose, years of service shall be credited for each twelve month period beginning on the date of the Participant's commencement of employment with the Company and on each anniversary thereof during which the Employee was in active employment with the Company.

          (z) "Shares" shall mean the common stock of the Company, $.01 par value.

                                   ARTICLE II
                                  PARTICIPATION

     2.1 Eligibility to Participate. An Employee who has completed not less than one year of full-time employment with the Company shall become a Participant upon his designation by the Committee as eligible to participate in the Plan and his election to defer Compensation in accordance with Article III.


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     2.2 Termination of Participation. Once an Employee becomes a Participant, the Employee shall remain a Participant until termination of employment with the Company and thereafter until all benefits to which the Participant or the Participant's beneficiary is entitled under the Plan have been paid.

                                  ARTICLE III
                            DEFERRAL OF COMPENSATION

     3.1 Deferral Election. With respect to each Plan Year, a Participant may elect to defer the receipt of Compensation otherwise payable to him. A Participant's deferral election shall designate an annual dollar amount or percentage for deferral separately with respect to each component of Compensation (e.g., base salary, bonus, commissions), which percentage in each case shall not be less than 5%, and which dollar amount in each case shall not be less than 5% of the anticipated annual amount of such component of Compensation. In the event that a designated dollar deferral amount for any component of Compensation exceeds the actual annual amount of such component of Compensation, 100% of such component of Compensation shall be deferred in lieu of this designated dollar amount. The Committee may establish a maximum limit on the aggregate amount of deferrals by any Participant during any Plan Year. Such election must be made before the beginning of the Plan Year to which the deferral relates, in the form and manner prescribed by the Committee. Notwithstanding the foregoing, with respect to the Plan Year beginning January 1, 2001, deferral elections must be made before February 16, 2001, and such elections will relate only to amounts not yet earned or not yet payable as of that date, as specified by the Committee.

     3.2 Establishment of Account. With respect to each Plan Year, an Account will be established for each Participant and the Compensation that the Participant elects to defer under the Plan with respect to that Plan Year will be credited to that Account. Each such credit will be made to the Account as of the last day of the Plan Quarter during which such Compensation would have otherwise been payable to the Participant in cash. Fifty percent of the amount deferred for each Plan Quarter shall be allocated to the Investment Subaccount portion of the Participant's Account in accordance with Section 3.3 and fifty percent of the amount deferred for each Plan Quarter shall be allocated to the Equity Subaccount portion of the Participant's Account in accordance with
Section 3.4; provided, however, that the Participant may instead elect, in the form and manner prescribed by the Committee, to have twenty-five percent of the amount deferred allocated to the Investment Subaccount portion of his or her Account and seventy-five percent of the amount deferred allocated to the Equity Subaccount portion of his or her Account.

     3.3 Investment Subaccount. Amounts allocated to the Investment Subaccount portion of a Participant's Account shall be treated as if invested in the investment vehicles selected by the Participant from among the investment vehicles made available by the Committee, as follows:

          (a) The Participant shall select, in the form and manner prescribed by the Committee, the investment vehicles in which the Investment Subaccount portion of each Account shall be deemed to be invested. If one of the available investment vehicles is a money market fund, the Participant shall be permitted to elect once during each Plan Year, in the form and



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manner prescribed by the Committee, to treat any amounts deemed invested in the money market fund as if they were thereafter invested in such other available investment vehicles as the Participant shall designate.

          (b) The investment vehicles deemed to be made available to the Participant, and any limitation on the maximum or minimum percentages of the Participant's Investment Subaccount that may be invested in any particular investment vehicle, shall be determined by the Committee from time to time, and the Committee may add, change, or delete investment vehicles at any time.

          (c) As of the last day of each Plan Year, each of a Participant's Investment Subaccounts shall be credited or debited with earnings and losses (net of investment management fees and expenses) as if invested for such Plan Year (or portion thereof from the date any deferred amount would otherwise have been payable to the Participant in cash until the last day of the Plan Year) in the investment vehicles selected by the Participant.

          (d) If a Participant does not furnish complete and clear investment designation instructions, the undesignated portion of the Participant's Investment Subaccount shall be deemed to be invested in the money market fund made available under the Plan, until such time as complete and clear investment designation instructions are provided by the Participant.

     3.4 Equity Subaccount.

          (a) As of the last day of each Plan Quarter the Equity Subaccount portion of a Participant's Account shall be credited with a number of Equity Units equal to the greatest whole number obtained by dividing (i) the amount of Compensation deferred and allocated to the Participant's Equity Subaccount for the Plan Quarter, by (ii) the sum of (A) 85% of the Fair Market Value of three Shares on the last day of the Plan Quarter, and (B) the price of an Option for the Plan Year as determined by the Committee based on the Black-Scholes option pricing methodology (subject to such assumptions and adjustments as the Committee deems appropriate). Any fractional remainder for the Plan Quarter shall be allocated to the Participant's Investment Subaccount.

          (b) Restricted Shares and Options comprising Equity Units under the Plan shall be subject to the provisions of Article IV and V, as applicable.

          (c) The maximum number of Shares which will be reserved for Restricted Shares and Options under the Plan shall be ________ Shares, which number shall be subject to adjustment as provided in Article VII. Such shares shall be authorized and unissued shares or treasury shares (including shares reacquired by the Company for purposes of the Plan), provided, however, that in the case of Equity Units credited to persons who are directors or officers of the Company, as the term "officer" is defined in Section 312.04 of the New York Stock Exchange's Listed Company Manual as in effect at January 1, 2001 (the "Listed Company Manual"), only such treasury shares will be deliverable unless the Plan has qualified as a "broadly-based" plan under Section 312.04(h) of the Listed Company Manual.


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          (d) If any Restricted Shares under the Plan are forfeited, or if any
Options terminate or expire unexercised, the Shares forfeited or subject to the terminated or expired Options shall (unless the Plan shall have been terminated) again become available for delivery under the Plan.

     3.5 Account Statements. Each Participant will receive a statement of the balance in the Participant's Accounts as promptly as practicable after the end of each Plan Quarter.

     3.6 Redeferral of Account. At least thirteen months prior to the end of the Deferral Period with respect to each Account, a Participant who is an Employee may elect to defer the amounts credited to that Account for an additional period of five years beginning on the first day of the Plan Year immediately following the last day of the Deferral Period. An election to extend the Deferral Period shall be made in the form and manner prescribed by the Committee. Only one election to extend the Deferral Period may be made with respect to any Account. If a Participant is determined to have incurred a Disability, the election to extend the Deferral Period otherwise permitted under this Section 3.6 shall not be available to the Participant during such period of Disability.

                                   ARTICLE IV
                                RESTRICTED SHARES

     4.1 Terms of Restricted Shares. If a Participant's employment with the Company terminates prior to the earliest of his death, his attainment of Retirement Age, the occurrence of a Change of Control or the end of the Restricted Period, fifteen percent of the number of Restricted Shares credited to the Equity Subaccount portions of each of the Participant's Accounts (or the greatest whole number of such Restricted Shares that, in each case, does not exceed fifteen percent of the number of such Restricted Shares, if such percentage would yield a fractional remainder), shall be forfeited, together with any Deferred Shares credited under Section 4.2 that are attributable (directly or indirectly) to such forfeited Restricted Shares.

     4.2 Dividend Equivalents. As of the last day of each Plan Quarter, each Participant's Equity Subaccounts shall be credited with a number of whole and fractional Deferred Shares equal to the quotient of (i) the product of (A) the aggregate number of Restricted Shares credited to the Participant's Equity Subaccounts, multiplied by (B) the cash value or Fair Market Value of any dividend paid with respect to a Share during such Plan Quarter, determined as of the payment date for such dividend, divided by (ii) the Fair Market Value of a Share on the last day of such Plan Quarter; provided, however, that, in the case of a non-cash dividend, the Committee may determine to make an equitable adjustment under Article VII in lieu of crediting the Participant's Equity Subaccounts under this Section 4.2.

                                   ARTICLE V
                                     OPTIONS

     5.1 Nonqualified Stock Options. Each Option credited to a Participant pursuant to Section 3.4 shall be a non-qualified stock option and shall be evidenced by a Share Option Certificate in such form as the Committee shall approve, which Certificate shall be issued


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following the earliest of (i) the third anniversary of the first day of the Plan
Year that includes the Date of Grant, (ii) the Participant's death, or (iii) the date following either the Participant's attainment of Retirement Age or the end of the Restricted Period, as of which the Participant ceases to be an Employee.

     5.2 Option Price. The option exercise price of each Option granted under the Plan shall be the Fair Market Value on the Date of Grant of the Shares covered by the Option.

     5.3 Option Term; Vesting.

          (a) An Option may not be exercised prior to the issuance of a Share Option Certificate with respect to such Option in accordance with Section 5.1, and may not be exercised after the earlier of (i) the fifth anniversary of the Date of Grant, or (ii) in the case of a Participant who ceases to be an Employee other than by reason of the Participant's death, the sixtieth day following termination of the Participant's employment. Any Option not exercised within the foregoing Option term shall automatically terminate at the expiration of such Option term.

          (b) Any option credited to the Equity Subaccount portions of a Participant's Accounts shall automatically terminate and be forfeited if the Participant's employment with the Company terminates before the earliest of (i) the end of the Restricted Period, (ii) the Participant's attainment of Retirement Age, (iii) the Participant's death, or (iv) the occurrence of a Change of Control, or (v) the third anniversary of the first day of the Plan Year that includes the Date of Grant.

     5.4 Exercise and Payment.

          (a) An exercisable Option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Payment for the number of Shares purchased upon the exercise of an Option shall be made in full at the price provided for in the applicable Share Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole Shares (subject to any restrictions the Committee may impose), or a combination thereof. Shares used in payment of the purchase price shall be valued at their Fair Market Value as of the date the notice of exercise is received by the Company. Any Shares delivered to the Company shall be in such form as is acceptable to the Company.

          (b) The Company may defer making delivery of Shares under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the Option. The Committee may, in its sole discretion, permit a Participant to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of any taxes arising in connection with the exercise of an Option by electing to (i) have the Company withhold whole Shares, or (ii) deliver other whole Shares previously owned by the Participant, in either case having a Fair Market Value not greater than the minimum applicable withholding tax rate for federal (including FICA), state and local tax withholding obligations associated with the transaction.



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          (c) If an Option is exercised, Shares shall be delivered at the time of exercise, subject to subsection 5.4(b).

     5.5 Nontransferability. No Option or any rights with respect thereto shall be subject to any debts or liabilities of a Participant, nor shall they be assignable or transferable except by will or the laws of descent and distribution; provided that, if the Committee deems it appropriate, an Option may permit the Participant to transfer the Option without consideration to one or more transferees during the Participant's lifetime, and such transferees may exercise rights thereunder in accordance with the terms hereof but only if and to the extent permitted by the Committee.

     5.6 Rights as a Shareholder. A Participant shall have no rights as a record holder with respect to Shares covered by his or her Option until the exercise of such Option and payment in full of the purchase price. No adjustment will be made for cash dividends for which the record date is prior to the date of such exercise.

                                   ARTICLE VI
                      DISTRIBUTION OF DEFERRED COMPENSATION

     6.1 Election of Distribution Form. At the time of each deferral election described in Section 3.1, the Participant shall elect to receive the balance of the Account with respect to which such deferral election is made, in the form of a single sum, periodic distributions over a period of five years, or periodic distributions over a period of ten years. At the time prescribed in Section 3.6 with respect to each of the Participant's Accounts, the Participant may make a new election as to form for distribution of that Account. Elections made pursuant to this Section 6.1 shall be made in the form and manner prescribed by the Committee. If a Participant fails to make an election pursuant to this
Section 6.1 with respect to any Account, that Account will be distributed in a single sum.

     6.2 Form of Distribution. Distribution shall be made in accordance with the election made pursuant to Section 6.1, as in effect at the time of distribution. Notwithstanding the preceding sentence, if the balance of a Participant's Account at the time distribution is made in accordance with this Article VI has a value of less than $50,000, the Committee may direct that such distribution shall be made in a single sum. Distributions from the Investment Subaccount portion of a Participant's Account shall be made in cash. Distributions from the Equity Subaccount portion of a Participant's Account shall be made in the form of Shares, with any fractional Shares distributed in cash. If a Participant's Investment Subaccount is distributed in annual installments, the undistributed portion of such Investment Subaccount shall continue to be credited with earnings and losses in accordance with Section 3.3(c). As of the last day of each Plan Year, the amount of each remaining installment shall be redetermined by dividing the undistributed balance of the Investment Subaccount, as adjusted in accordance with the preceding sentence, by the number of remaining installments. The Committee may, in its sole discretion, accelerate distributions to a Participant in the event of the Participant's Disability.

     6.3 Distribution Upon Expiration of Deferral Period. Unless distribution is made at an earlier time pursuant to this Article VI, the balance of each Account shall be distributed to the


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Participant in the manner prescribed under Section 6.2 in, or beginning in, the
January following the end of the Deferral Period applicable to that Account (including any extension in accordance with Section 3.6). All installments shall be distributed in January of the applicable year.

     6.4 Hardship Distribution. Notwithstanding any other provisions of this Plan, if the Committee determines, after consideration of a Participant's application, that the Participant has sustained a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or the Participant's dependent (as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances resulting from events beyond the Participant's control, the Committee may, in its sole discretion, direct that all or a portion of the balance of the Participant's Accounts be paid to the Participant; provided, however, that during the Restricted Period applicable to any Restricted Shares, no such Restricted Shares in excess of the number of such Restricted Shares resulting from redetermination under Section 4.1 shall be distributed under this Section 6.4. The payment will be made in the manner and at the time specified by the Committee. No Participant who is also a member of the Committee may in any way take part in any decision pertaining to a request for payment made by that Participant under this Section 6.4.

     6.5 Penalty Withdrawals. Except as otherwise provided under Section 6.4, prior to the end of the Deferral Period applicable to any Account, a Participant may withdraw all or a portion of the balance of that Account; provided, however, that if such withdrawal is made before the end of the Restricted Period applicable to any Restricted Shares, no such Restricted Shares in excess of the number of such Restricted Shares resulting from redetermination under Section
4.1 may be withdrawn under this Section 6.5. If any such withdrawal is made, the Participant shall receive from his Account an amount equal to:

          (a) if the withdrawal is made before a Change in Control or more than twenty-four months following a Change in Control, 90% of the amount requested, and the remaining 10% of the amount requested shall be forfeited; or

          (b) if the withdrawal is made within the twenty-four month period beginning on the date following a Change of Control, 95% of the amount requested, and the remaining 5% of the amount requested shall be forfeited.

No request to withdraw less than 10% of the balance of any Account shall be permitted under this Section 6.5. Any request to withdraw 75% or more of the balance of any Account shall result in the withdrawal or forfeiture of the entire balance of such Account.

     6.6 Death Benefit. In the event of a Participant's death before the balance in the Participant's Account is fully paid out:

          (a) If the Participant's death occurs prior to the commencement of payments from an Account as otherwise provided under this Article VI, payment of the balance of the Account will be made to the beneficiary or beneficiaries designated by the Participant or, if the Participant has made no such designation or no beneficiary survives, to the Participant's estate. In



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either case, such payment will be made in a single sum in January following the date of the Participant's death.

          (b) If a Participant's death occurs after periodic payments have begun to be made from an Account but before all payments have been made, the remaining payments shall be made to the beneficiary or beneficiaries designated by the Participant or if there is no such designation or no beneficiary survives, to the Participant's estate. Notwithstanding the foregoing, however, if the remainder of the payments from an Account are to be paid to the estate of the Participant, the Committee may, in its sole and absolute discretion and upon receipt of an application therefor from the duly appointed administrator or executor of such estate, direct that the sum of the remaining payments be paid to the estate in a single payment in January following the date of the Participant's death.

     6.7 Acceleration of Periodic Distributions. If a Participant's Account is being paid to the Participant or a beneficiary of the Participant in the form of periodic payments, such Participant or beneficiary may make an election to have the remainder of the amount distributable to him or her distributed in a single sum. In the event a Participant or beneficiary makes an election under this
Section 6.7, the remaining of the Participant's Account at the time of such election shall be subject to the forfeiture provisions of Section 6.5. Elections pursuant to this Section 6.7 shall be made in the form and manner prescribed by the Committee.

     6.8 Tax Withholding; FICA/HI. The Company may defer making delivery of cash or Shares under this Article VI until satisfactory arrangements have been made for the payment of any withholding taxes attributable to the distribution or withdrawal. The Committee may, in its sole discretion, permit a Participant to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of any taxes arising in connection with the distribution of Shares in settlement of a Participant's Equity Subaccounts by electing to (i) have the Company withhold whole Shares, or (ii) deliver other whole Shares previously owned by the Participant, in either case having a Fair Market Value not greater than the minimum applicable withholding tax rate for federal, state and local tax withholding obligations associated with the transaction. By electing to defer compensation under the Plan, each Participant will have agreed to pay any FICA/HI or other taxes that may be applicable to the amounts deferred or upon the vesting of Restricted Shares hereunder.

                                  ARTICLE VII
                            EFFECT OF CERTAIN CHANGES

In the event of any extraordinary dividend, share dividend, recapitalization, merger, consolidation, share split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number and type of Shares reserved under Section 3.4(c), the number and type of outstanding Restricted Shares, Deferred Shares, and Options, the price of Options for the Plan Year, the exercise price of outstanding Options, and other affected Plan terms, shall be equitably adjusted by the Committee to reflect such event and preserve the value of such Restricted Shares, Deferred Shares, and Options; and the Committee may make such other adjustments to the terms of outstanding Restricted Shares, Deferred Shares, and Options as it may deem equitable under the circumstances; provided, however, that any Options for fractional Shares resulting from such adjustment shall be eliminated.


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                                  ARTICLE VIII
                                     GENERAL

     8.1 Unsecured Claims. The right of any Participant, beneficiary or estate to receive payment of any unpaid balance in the Participant's Account will be an unsecured claim against the general assets of the Company.

     8.2 Anti-alienation and Assignment. During a Participant's lifetime, any payment under the Plan will be made only to the Participant. No sum or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or beneficiary entitled thereto.

     8.3 No Rights to Continued Employment. Nothing in the Plan shall confer upon any Participant the right to continue employment with the Company or to be entitled to any remuneration or benefits not set forth in the Plan.

     8.4 Administration.

          (a) The Plan shall be administered by the Committee, except as otherwise specifically provided in the Plan. The Committee shall have the full authority and discretion to make such interpretations and constructions of the Plan as are necessary to administer the Plan in accordance with, and subject to, the Plan's provisions.

          (b) All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

     8.5 Amendment and Termination of the Plan. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that the Plan may not be suspended, terminated, modified, or amended for a period of twenty-four months following a Change of Control, unless approved by Participants whose Accounts represent not less than 50% of the aggregate value of all Accounts under the Plan. Except as provided in Article VII hereof, no suspension, termination, modification or amendment of the Plan may materially and adversely affect any amount, Restricted Shares, Deferred Shares, or Options previously credited, unless the written consent of the Participant is obtained.

     8.6 Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.



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     IN WITNESS WHEREOF, and as evidence of its adoption of this Plan, the
Company has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of the ___ day of January, 2001.



Attest:                             JEFFERIES GROUP, INC.


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Title:                                 --------------------------------
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